Exhibit 3.197

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BATON ROUGE RENEWABLE ENERGY LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF JULY, A.D. 2007, AT 11:08 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BATON ROUGE GREEN POWER, LLC” TO “BATON ROUGE RENEWABLE ENERGY LLC”, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2009, AT 3:09 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SECOND DAY OF FEBRUARY, A.D. 2011, AT 12:04 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BATON ROUGE RENEWABLE ENERGY LLC”.

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:23AM 07/23/2007

FILED 11:08 07/23/2007

SRV 070839904 - 4393437 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Baton Rouge Green Power, LLC

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Rd #400 in the City of Wilmington. The name of its Registered agent at such address is Corporation Service Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is .”)

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 23 day of July, 2007.

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:09PM 01/27/2009

FILED 03:09PM 01/27/2009

SRV 090073552 - 4393437 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Baton Rouge Green Power, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

By striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

FIRST: The name of the limited liability company is Baton Rouge Renewable Energy, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 27th day of January, 2009.

BATON ROUGE GREEN POWER LLC

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:06PM 02/02/2011

FILED 12:04PM 02/02/2011

SRV 110107633 - 4393437 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is BATON ROUGE RENEWABLE ENERGY LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

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